                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

         Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Atlas America, Inc. A Subsidiary of Resource America, Inc. in Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective September 30, 2002, Job 02.682," for use in Resource America, Inc.'s Annual Report on Form 10-K for the fiscal year ending September 30, 2002, and to all references to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis.







                                                         Wright & Company, Inc.




                                                         /s/ D. Randall Wright
                                                         ---------------------
                                                         D. Randall Wright
                                                         President




Wright & Company, Inc.
Brentwood, TN
December 23, 2002